Exhibit 99.1

3047 Orchard Parkway, San Jose CA 95134 USA Tel (US): +1 650 390 9000 Tel (AU): 1-800-778-662 Fax: +1 650 390 9007 www.airxpanders.com

31 July 2018

Appendix 4C – Quarterly Cash Flow Report and Business Update

Highlights for the quarter ended 30 June 2018

●	Worldwide net revenue of US$2.0 million, an increase of 13% over the first quarter of 2018, driven by U.S. sales growth of 13% with continued strong average selling prices
●	New President & CEO, Frank Grillo onboard
●	Restructured sales force including new VP of Sales
●	Reduced headcount from 128 employees to 80 employees
●	Net operating cash burn reduced by 20% to US$7 million
●	Cash and short-term investments balance as of 30 June 2018 of US$6.5 million

Palo Alto, CA, United States – AirXpanders, Inc. (ASX: AXP), a medical device company focused on the design, manufacture, sale and distribution of the AeroForm® Tissue Expander System, today released its Appendix 4C – Quarterly Cash Flow report for the quarter ended 30 June 2018.

Net revenue performance for the quarter and the fiscal year was as follows:

(US$ in ‘000, unaudited)	Q2 2018	Q2 2017	% Growth
Net revenue	$1,984	$701	183%
Units Sold	767	297	158%

Worldwide net unit sales of the AeroForm Tissue Expander were 767 units in the second quarter of 2018, an increase from 675 units in the first quarter of 2018. In the United States, net unit sales of AeroForm in the second quarter of 2018 totalled 650 units, an increase from 577 units in the first quarter of 2018 and an increase from 176 units in the second quarter of 2017. In Australia, unit sales were 117 units, an increase of 19% over the first quarter of 2018. Worldwide revenue growth in the second quarter of 2018 continued to outpace unit growth due to the additive impact of higher average unit selling prices (ASPs) in the United States, which have remained consistent since our commercial launch in early 2017.

In the U.S., the Company continued to grow the number of physician users in the second quarter of 2018. The Company estimates that over 200 hospitals in the U.S. have now ordered AeroForm since our launch in 2017.

“We are very pleased with progress we have made during the second quarter of 2018 in light of all the organizational changes made during the quarter,” commented Frank Grillo, President and CEO of AirXpanders. “Our restructured U.S. sales team was able to achieve meaningful revenue and unit growth in the second quarter. Despite the notification to the market of our transition to a distributor in Australia, the Australian sales team was able to achieve sequential sales growth. In all markets where AeroForm is being sold, we continue to add new physician users and our utilization rates continue to increase.”

The Company had total cash and short-term investment balances of US$6.5 million as of 30 June 2018. Short-term investments consist of highly liquid, U.S. Treasury securities. Cash outflow for the quarter totalled US$7.2 million (which included US$2.2 million of inventory and production related expenditures committed to prior to the recent operational changes), a decrease of 20% compared to US$9.0 million for the previous quarter. This decrease of US$1.8 million was primarily attributable to decreased staffing costs and production-related costs, as well as higher customer receipts.

The Company expects cash outflow to continue to decrease in the second half of the year due to the full effect of changes we have made to our operating model, including workforce changes, transition to a distributor model in Australia and reduced inventory purchasing commitments. In this regard, the Company increased its inventory to over US$12 million due to commitments made to suppliers prior to recent organisational changes. The Company reduced its workforce from 128 employees to 80 employees during the quarter. This reduction focused primarily outside of the sales force (mainly on manufacturing and administration) with sales and marketing team currently comprising 21 positions.

The Company has entered trading halt in relation to a potential capital raising.

Oxford Finance Loan

Oxford Finance LLC (Oxford) and the Company have entered into a waiver and fourth amendment to the loan and security agreement, pursuant to which the Company has received a waiver of the noncompliance with a financial covenant relating to trailing revenue measured at the end of the second quarter. The terms of the waiver and fourth amendment are included in its Form 10-Q, which was filed today with both the ASX and the SEC. In summary the waiver and fourth amendment provides for the following in addition to the waiver discussed above:

●	Extended the interest-only payment period through December 2019, with principal payments commencing in January 2020, due in 32 equal monthly instalments;
●	Modified certain future financial covenants and agreed to work cooperatively to set revenue covenants in the future.

In connection with the waiver and fourth amendment, the Company has agreed to issue a new warrant to Oxford to purchase shares of the Company’s Class A Common Stock. The number of shares into which the warrant is exercisable will be determined by dividing US$150,000 by the lower of the ten-day average of the closing prices of the Company’s CDIs on ASX prior to the date or the waiver and fourth amendment (multiplied by 3 and converted to US dollars), and the lowest price at which the Company’s securities are sold in the next capital raising (unless there is an earlier event of default and the ten-day average of the closing prices of CDIs on the ASX prior to an occurrence of event of default is lower). The exercise price will be the applicable price used to determine the number of shares. The terms of the warrant are otherwise the same as the warrants previously issued to Oxford.

The warrant will be issued to Oxford following completion of the Company’s capital raising. The issue does not require the approval of stockholders.

Investor Conference Call

An investor conference call to discuss the Appendix 4C and Quarterly Update will be held at a time to be advised immediately following the lifting of the trading halt.

- ENDS -

Company	Investor relations
Frank Grillo President & CEO Tel: +1 (650)-390-9001 Email: fgrillo@airxpanders.com	Kyahn Williamson WE Buchan Tel: +61 (3) 9866 4722 / + 61 (0)401018828 Email: kwilliamson@we-buchan.com

About AirXpanders

Founded in 2005, AirXpanders, Inc. (www.airxpanders.com) designs, manufactures and markets innovative medical devices to improve breast reconstruction. The Company’s AeroForm Tissue Expander System, is used in patients undergoing two-stage breast reconstruction following mastectomy. Headquartered in Palo Alto, California, AirXpanders’ vision is to be the global leader in reconstructive surgery products and to become the standard of care in two-stage breast reconstruction. AirXpanders is a publicly listed Company on the Australian Securities Exchange under the symbol “AXP.” AeroForm was granted U.S. FDA de novo marketing authorization in 2016, first CE mark in Europe in 2012 and is currently licensed for sale in Australia.

Forward-Looking Statements

This announcement contains or may contain forward-looking statements that are based on management’s beliefs, assumptions and expectations and on information currently available to management.

All statements that address operating performance, events or developments that we expect or anticipate will occur in the future are forward-looking statements. These include, but are not limited to, future financial results, including projected cash outflow, cash sufficiency forecast and potential capital raising, U.S. commercial market adoption and U.S. and Australia sales of our product, ability to achieve operating efficiencies and future profitability, ability to comply with the financial covenants under the Oxford loan and security agreement, and the ability to recognize efficiency as a result of restructuring our sales team in the US and sales model in Australia.

Management believes that these forward-looking statements are reasonable when made. You should not place undue reliance on forward-looking statements because they speak only as of the date when made. AirXpanders may not actually achieve the plans, projections or expectations disclosed in forward-looking statements. Actual results, developments or events could differ materially from those disclosed in the forward-looking statements. For additional information and considerations regarding the risks faced by AirXpanders that could cause actual results to differ materially, see its most recent Quarterly Report on Form 10-Q, as filed with the Securities and Exchange Commission on or about July 31, 2018, including under the caption "Risk Factors," as well as other periodic reports filed with the SEC from time to time. AirXpanders disclaims any obligation to update information contained in any forward-looking statement, except as required by law.

For more information, refer to the Company’s website at www.airxpanders.com.

Appendix 4C

Quarterly report for entities subject to Listing Rule 4.7B

Introduced 31/03/00 Amended 30/09/01, 24/10/05, 17/12/10, 01/09/16

Name of entity
AirXpanders Inc
ABN	Quarter ended (“current quarter”)
28 604 398 423	June 30, 2018

Consolidated statement of cash flows		Current quarter Q2 US$ ’000	Year to date 6 Months US$ ’000
1.	Cash flows from operating activities	2,338	4,241
1.1	Receipts from customers
1.2	Payments for	(415)	(851)
	(a) research and development
	(b) product manufacturing and operating costs	(2,239)	(5,043)
	(c) advertising and marketing	(639)	(1,401)
	(d) leased assets	-	-
	(e) staff costs	(4,827)	(10,119)
	(f) administration and corporate costs	(914)	(1,673)
1.3	Dividends received (see note 3)
1.4	Interest received	30	92
1.5	Interest and other costs of finance paid	(352)	(681)
1.6	Income taxes paid	-	-
1.7	Government grants and tax incentives	-	-
1.8	Other (provide details if material)	-	-
1.9	Net cash from / (used in) operating activities (1)	(7,018)	(15,435)

(1) Includes approximately $1.9 million and $5.4 million of an increase in inventory in the current quarter and year to date, respectively.

2.	Cash flows from investing activities	(148)	(698)
2.1	Payments to acquire:
(a) property, plant and equipment
	(b) businesses (see item 10)	-	-
	(c) investments *	-	-
	(d) intellectual property	-	-
	(e) other non-current assets	-	-

Consolidated statement of cash flows		Current quarter Q2 US$ ’000	Year to date 6 Months US$ ’000
2.2	Proceeds from disposal of:	-	-
(a) property, plant and equipment
	(b) businesses (see item 10)	-	-
	(c) investments*	6,978	12,965
	(d) intellectual property	-	-
	(e) other non-current assets	-	-
2.3	Cash flows from loans to other entities	-	-
2.4	Dividends received (see note 3)	-	-
2.5	Other (provide details if material)	-	-
2.6	Net cash from / (used in) investing activities	6,830	12,267

*Represents maturities of short term investments consisting of highly liquid, U.S. Treasury securities.

3.	Cash flows from financing activities	-	-
3.1	Proceeds from issues of shares
3.2	Proceeds from issue of convertible notes	-	-
3.3	Proceeds from exercise of share options	5	5
3.4	Transaction costs related to issues of shares, convertible notes or options	-	-
3.5	Proceeds from borrowings	-	-
3.6	Repayment of borrowings	-	-
3.7	Transaction costs related to loans and borrowings	-	-
3.8	Dividends paid	-	-
3.9	Other (provide details if material)	-	-
3.10	Net cash from / (used in) financing activities	5	5

4.	Net increase / (decrease) in cash and cash equivalents for the period	1,182	4,162
4.1	Cash and cash equivalents at beginning of quarter/year to date
4.2	Net cash from / (used in) operating activities (item 1.9 above)	(7,018)	(15,435)
4.3	Net cash from / (used in) investing activities (item 2.6 above)	6,830	12,267
4.4	Net cash from / (used in) financing activities (item 3.10 above)	5	5
4.5	Effect of movement in exchange rates on cash held	-	-
4.6	Cash and cash equivalents at end of quarter	999	999

5.	Reconciliation of cash and cash equivalents at the end of the quarter (as shown in the consolidated statement of cash flows) to the related items in the accounts	Current quarter US$’000	Previous quarter US$’000
5.1	Bank balances	999	1,182
5.2	Call deposits	-	-
5.3	Bank overdrafts	-	-
5.4	Other (provide details)	-	-
5.5	Cash and cash equivalents at end of quarter (should equal item 4.6 above) #	999	999

# The Company had short term investments of $5.5 million as of June 30, 2018, consisting of highly liquid, U.S. Treasury securities.

6.	Payments to directors of the entity and their associates	Current quarter US$'000
6.1	Aggregate amount of payments to these parties included in item 1.2	4
6.2	Aggregate amount of cash flow from loans to these parties included in item 2.3	-
6.3	Include below any explanation necessary to understand the transactions included in items 6.1 and 6.2
Payments represent remuneration paid to the Board of Directors.

7.	Payments to related entities of the entity and their associates	Current quarter US$'000
7.1	Aggregate amount of payments to these parties included in item 1.2	-
7.2	Aggregate amount of cash flow from loans to these parties included in item 2.3	-
7.3	Include below any explanation necessary to understand the transactions included in items 7.1 and 7.2

8.	Financing facilities available Add notes as necessary for an understanding of the position	Total facility amount at quarter end US$’000	Amount drawn at quarter end US$’000
8.1	Loan facilities	$15,293	$15,000
8.2	Credit standby arrangements	-	-
8.3	Other (please specify)	-	-
8.4

Include below a description of each facility above, including the lender, interest rate and whether it is secured or unsecured. If any additional facilities have been entered into or are proposed to be entered into after quarter end, include details of those facilities as well.

In August 2017, we borrowed $15,000,000 under a loan and security agreement with Oxford Finance LLC, or Oxford, which matures in August 2022. Interest is paid monthly on the principal amount at a variable rate equal to the greater of (a) the thirty day LIBOR rate, or (b) 0.99%, plus 7.26% per annum. The loan is secured by substantially all of our assets, including intellectual property. Under the terms of the agreement, interest-only payments are due monthly through September 2019, with principal payments commencing in October 2019, due in 35 equal monthly installments. A final fee of $1,200,000 is due at maturity (or acceleration or prepayment). Subject to a prepayment fee equal to between 0.5% to 2.0% of the principal amount of the prepaid amount, we can prepay the entire loan amount by providing a written five-day notice prior to such prepayment and paying all outstanding principal, interest, final payment fees and prepayment fees plus any default fees and all other sums that shall have become due and payable.

Total facility amount as of June 30, 2018 of $15,293,000 includes a prorata accrual of the final fee of $1,200,000 described above.

9.	Estimated cash outflows for next quarter	US$’000
9.1	Research and development	(400)
9.2	Product manufacturing and operating costs	(2,000)
9.3	Advertising and marketing	(600)
9.4	Leased assets
9.5	Staff costs	(3,800)
9.6	Administration and corporate costs	(900)
9.7	Other (provide details if material)
	- Payments for property, plant and equipment	-
	- Repayment of borrowings	-
9.8	Total estimated cash outflows (see Note)	(7,700)

Note: excludes estimated cash inflows: Cash inflows for the quarter ended June 30, 2018, was $2.3 million.

10.	Acquisitions and disposals of business entities (items 2.1(b) and 2.2(b) above)	Acquisitions	Disposals
10.1	Name of entity	N /A	N/A
10.2	Place of incorporation or registration
10.3	Consideration for acquisition or disposal
10.4	Total net assets
10.5	Nature of business

Compliance statement

1	This statement has been prepared in accordance with accounting standards and policies which comply with Listing Rule 19.11A.
2	This statement gives a true and fair view of the matters disclosed.

Sign here:	/s/ Brendan Case	Date: July 31, 2018
(Company secretary)

Print name:	Brendan Case

Notes

1.

The quarterly report provides a basis for informing the market how the entity’s activities have been financed for the past quarter and the effect on its cash position. An entity that wishes to disclose additional information is encouraged to do so, in a note or notes included in or attached to this report.

2.

If this quarterly report has been prepared in accordance with Australian Accounting Standards, the definitions in, and provisions of, AASB 107: Statement of Cash Flows apply to this report. If this quarterly report has been prepared in accordance with other accounting standards agreed by ASX pursuant to Listing Rule 19.11A, the corresponding equivalent standard applies to this report.

3.	Dividends received may be classified either as cash flows from operating activities or cash flows from investing activities, depending on the accounting policy of the entity.